Exhibit 10.4

Pathmark Stores, Inc.
200 Milik Street
Carteret, New Jersey 07008

November 5, 2007

The Great Atlantic & Pacific
Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey 07645
Attention: Allan Richards

Re: Waiver, Consent and Notice

Ladies and Gentlemen:

           Reference is made to that certain Agreement and Plan of Merger, dated March 4, 2007, among The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Parent”), Sand Merger Corp., a Delaware corporation (“Merger Sub”), and Pathmark Stores, Inc., a Delaware corporation (the “Company”), as amended by that certain Letter Agreement re: Payment for Fractional Shares, dated June 27, 2007, among the Company, Parent and Merger Sub (as so amended, the “Merger Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

           By its execution hereof, each of the Company, Parent and Merger Sub hereby agree as follows:

(1)	Notwithstanding anything to the contrary set forth in the Merger Agreement, each of Parent and Merger Sub hereby waives, for all purposes under the Merger Agreement, compliance by the Company with its obligations under Section 3.3(a)(iii)(A) of the Merger Agreement to use commercially reasonable efforts to obtain the consents set forth therein.

(2)	The Company hereby consents to the amendments and modifications to the Financing Commitments set forth in each of (a) that certain Letter Agreement re: Metro inc., dated as of the date hereof (the “Metro Letter Agreement”), by and among Parent, A&PLuxembourg S.à.r.l. (“A&P Luxembourg”) and TD Securities Inc., attached hereto as Exhibit A; (b) that certain Letter Agreement re: Bridge Facility, dated as of the date hereof, by and among Parent, Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc., and Lehman Commercial Paper Inc., attached hereto as Exhibit B; and (c) that certain Letter Agreement re: ABL Facility, dated as of the date hereof, by and among Parent, Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc., and Lehman Commercial Paper Inc., attached hereto as Exhibit C, each of which shall from and after the date hereof constitute additional “Financing Commitments” for all purposes under the Merger Agreement.

(3)	In the event that the sale of all of the Class A Subordinate Voting Shares of Metro, Inc. held by Parent, A&P Luxembourg or any of Parent’s other subsidiaries (the “Metro Shares”), as contemplated by the Metro Letter Agreement or otherwise, is consummated, Parent and Merger Sub hereby agree that: (a) Parent shall draw upon the “Bridge Facility” (as such term is defined in the Financing Commitments) for the purpose of consummating the transactions contemplated by the Merger Agreement; (b) the first proviso in Section 2.2 of the Merger Agreement shall be deleted; (c) the term “Marketing Period” shall cease to be applicable for all purposes under the Merger Agreement; and (d) the Closing shall occur no later than December 4, 2007 unless otherwise consented to in writing by the Company (which consent shall not be unreasonably withheld or delayed).

(4)	In accordance with the provisions of Section 6.11(b) of the Merger Agreement, Parent hereby requests that the Company, in lieu of commencing the Debt Tender Offer, issue substantially simultaneously with the Effective Time a notice of redemption pursuant to Section 3.03 of the Indenture, subject to the terms and conditions set forth in Section 6.11(b) of the Merger Agreement.

(5)	Each of Parent, Merger Sub and the Company hereby acknowledges and agrees, for all purposes under the Merger Agreement, that all obligations of Parent and Merger Sub with respect to the Preemptive Rights Charter Amendment, including under Sections 6.2(a), 6.4(b) and 6.10(a) and any condition to the consummation of the transactions contemplated by the Merger Agreement to be satisfied by obtaining the Preemptive Rights Charter Amendment, have been satisfied by the filing and continued effectiveness of the Articles of Amendment and Restatement of the Articles of Incorporation of Parent, as filed with State Department of Assessments and Taxation of the State of Maryland on September 6, 2007, and no further action is required by Parent or Merger Sub with respect to such obligations.

(6)	Notwithstanding anything to the contrary set forth in the Merger Agreement, each of Parent, Merger Sub and the Company hereby agrees, for all purposes under the Merger Agreement, including Section 3.2(a) thereof, that Mellon Investor Services LLC, a New Jersey limited liability company, shall be appointed to be the Exchange Agent.

           Each of Parent, Merger Sub and the Company further acknowledges and agrees that, except as expressly modified hereby, the Merger Agreement shall continue in full force and effect in accordance with its terms and that nothing set forth herein shall constitute a waiver of any failure of any party to comply with any obligation, covenant, agreement or condition set forth in the Merger Agreement at any time prior to the date hereof.

(Signature pages follow)

2

Sincerely,

PATHMARK STORES, INC.

By: /s/ Marc A. Strassler
Name: Marc A. Strassler
Title: Senior Vice President, Secretary and
General Counsel

Acknowledged, agreed and accepted
as of the date first written above:

THE GREAT ATLANTIC &
PACIFIC TEA COMPANY, INC.

By:	/s/ Brenda Galgano
Name: Brenda Galgano
Title: Senior Vice President and Chief
Financial Officer

SAND MERGER CORP.

By:	/s/ Christoper McGarry
Name: Christopher McGarry
Title: President

Exhibit A

Metro Letter Agreement

See Exhibit 10.1

Exhibit B

Bridge Facility Letter Agreement

See Exhibit 10.2

Exhibit C

ABL Facility Letter Agreement

See Exhibit 10.3